UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021

SELECT ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 West Loop South, Suite 1400

Houston, TX 77027

(Address of Principal Executive Offices)

(713) 235-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John D. Schmitz

As previously disclosed by Select Energy Services, Inc. (“Select”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2021, the Board of Directors (the “Board”) of Select appointed John D. Schmitz as Select’s Chief Executive Officer and President on January 3, 2021.

Effective March 1, 2021, Select Energy Services, LLC (a subsidiary of Select and herein referred to together with Select as the “Company”) and Mr. Schmitz entered into a letter agreement (the “Schmitz Letter Agreement”) memorializing the terms of his compensation. Pursuant to the Schmitz Letter Agreement, Mr. Schmitz will receive an annualized base salary of $600,000 (to be increased to $750,000 once temporary executive salary reductions are removed) and will be eligible to receive a target annual bonus under the Select Energy Services, Inc. Short Term Incentive Plan (the “STI Plan”) for 2021 equal to 115% of his base salary as in effect on December 31, 2021 or, if applicable, an earlier qualifying termination of employment. Pursuant to the Schmitz Letter Agreement, if Mr. Schmitz’s employment is terminated by the Company without “Cause” or by Mr. Schmitz for “Good Reason” (each quoted term as defined in the Schmitz Letter Agreement), Mr. Schmitz shall be eligible to receive his 2021 annual bonus under the STI Plan based on actual performance for such year and paid at the time such bonuses are paid to other participants in the STI Plan, subject to his execution and non-revocation of a release of claims in favor of the Company and its affiliates. The foregoing description of the Schmitz Letter Agreement is not complete and is qualified in its entirety to the full text of the Schmitz Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Further, on March 5, 2021, the Company granted Mr. Schmitz (i) an award of 600,000 restricted shares (the “Special Restricted Stock Award”) under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended, the “Plan”), which generally vests in a single installment on the third anniversary of the date of grant, (ii) a restricted stock award under the Plan with a grant date value of approximately $1,387,500 (the “Annual Restricted Stock Award”), which generally vests ratably over three years, and (iii) two performance share unit awards (the “PSUs”) under the Plan with an aggregate target value of $1,387,500, which are subject to performance conditions and are eligible to be earned at the end of a three-year performance period, in each case, subject to Mr. Schmitz’s continued employment through the applicable vesting date or performance period.

In the event that Mr. Schmitz’ employment is terminated by the Company without Cause or by Mr. Schmitz for Good Reason or due to death or disability (in each case, as defined in Mr. Schmitz’ equity award agreements) and provided that Mr. Schmitz timely signs (and does not revoke) a release in favor of the Company and its affiliates, (i) any unvested Annual Restricted Stock Awards would immediately accelerate and vest and (ii) any unvested PSUs would remain outstanding and become earned to the extent that the performance goals are achieved at the end of the performance period. In the event that Mr. Schmitz’ employment is terminated by the Company without Cause or by Mr. Schmitz for Good Reason (in each case, as defined in Mr. Schmitz’ Special Restricted Stock Award), Mr. Schmitz will be entitled to vest in a pro rata portion (based on the number of days in which Mr. Schmitz was employed during the vesting period) of the unvested Special Restricted Stock Award immediately upon such termination; provided, however, in the event the average daily trading price of the Company’s Class A common stock exceeds $12.50 for 90 consecutive trading days (the “Stock Price Condition”) (a) during Mr. Schmitz’ period of employment with the Company, and Mr. Schmitz’ employment is terminated by the Company without Cause or by Executive for Good Reason, Mr. Schmitz will be entitled to vest in 100% of the Special Restricted Stock Award upon such termination without pro ration, or (b) on or before June 30, 2022, regardless of whether Mr. Schmitz is continuously employed with the Company through June 30, 2022, provided Mr. Schmitz’ employment was terminated by the Company without Cause or by Mr. Schmitz for Good Reason, Mr. Schmitz will be entitled to vest in any remaining unvested portion of the Special Restricted Stock Award (that was not previously vested upon Executive’s termination of employment, if applicable) without pro ration upon the later to occur of (x) Mr. Schmitz’ termination by the Company without Cause or by Mr. Schmitz for Good Reason, or (y) the date the Company certifies the Stock Price Condition is met.

Michael Skarke

On March 1, 2021, the Company entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Michael Skarke, the Company’s Executive Vice President – Corporate Development, Sales and Operational Support. The Amended Employment Agreement supersedes and replaces the Employment Agreement by and between Mr. Skarke and the Company dated January 14, 2019. The initial term of the Amended Employment Agreement is three years, and the term will automatically renew annually for successive 12-month periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the initial term or renewal term.

Pursuant to the Amended Employment Agreement, Mr. Skarke will receive an annualized base salary of $310,000, which has been temporarily reduced to $263,500 pursuant to the Skarke Letter Agreement (as defined below), and is eligible to receive an annual bonus under the STI Plan for each year within the initial term or renewal term, as applicable, provided that Mr. Skarke remains employed through the date on which each such bonus is paid.

The Amended Employment Agreement also provides for certain severance benefits upon Mr. Skarke’s termination of employment without “Cause,” for “Good Reason” (each quoted term as defined in the Amended Employment Agreement) or due to Mr. Skarke’s death, including (i) cash severance equal to one times (or, if within 15 months following a “Change in Control” (such quoted term as defined in the Amended Employment Agreement), one and a half times) the sum of (a) the then-current annualized base salary and (b) the target annual bonus for the year of termination, payable in substantially equal installments over the 12-month (or, if within 15 months following a Change in Control, 18-month) period following the termination date, (ii) a pro-rated annual bonus under the STI Plan for the year in which the termination occurs, based on actual performance and payable at the time such bonuses are paid to other participants in the STI Plan, and (iii) reimbursement of a certain portion of premiums paid for continuation coverage under the Company's group health plans. All severance payments and benefits are contingent upon Mr. Skarke’s execution and non-revocation of a release of claims in favor of the Company and its affiliates. Additionally, the Amended Employment Agreement contains certain restrictive covenants regarding confidential information, non-competition, non-solicitation, and intellectual property. The foregoing description of the Amended Employment Agreement is not complete and is qualified in its entirety to the full text of the Amended Employment Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Mr. Skarke agreed to a voluntary 10% reduction in annualized base salary, effective as of March 1, 2020. On May 13, 2020, Mr. Skarke agreed to an additional voluntary 5% reduction in annualized base salary, effective June 1, 2020. In connection with Mr. Skarke’s execution of the Amended Employment Agreement, on March 1, 2021, Mr. Skarke and Select also entered into a letter agreement (the “Skarke Letter Agreement”) to document the temporary reduction in Mr. Skarke’s annualized base salary from $310,000 to $263,500, which is consistent with the voluntary reductions described above, and to amend certain provisions of the Amended Employment Agreement. The Skarke Letter Agreement also stipulates that Mr. Skarke may not terminate his employment with the Company for "Good Reason" (as defined in the Amended Employment Agreement), due solely to the above-mentioned reduction in annualized base salary. The Skarke Letter Agreement does not revise any severance payment calculations pursuant to the Amended Employment Agreement. The foregoing description of the Skarke Letter Agreement is not complete and is qualified in its entirety to the full text of the Skarke Letter Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between John D. Schmitz and Select Energy Services, LLC, dated March 1, 2021.

10.2	Amended and Restated Employment Agreement between Michael Skarke and Select Energy Services, LLC, dated March 1, 2021.

10.3	Letter Agreement between Michael Skarke and Select Energy Services, Inc., dated March 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2021

SELECT ENERGY SERVICES, INC.

By:	/s/ Adam R. Law
Adam R. Law
Senior Vice President, General Counsel & Corporate Secretary